Exhibit 99

 FOR IMMEDIATE RELEASE

3M Increases First-Quarter 2006 Sales and Earnings Guidance

ST. PAUL, Minn. - April 6, 2006 - 3M (NYSE:MMM) today announced it expects first-quarter, local-currency sales growth and earnings per share to be higher than previously indicated.

For the first quarter ended March 31, the company anticipates organic local-currency sales growth of approximately 8 percent versus its previous guidance range of 4 to 7 percent. The company expects total local-currency growth, including the CUNO acquisition, of more than 10 percent. This strong sales growth reflects continued momentum in 3M’s industrial, safety, consumer and electronics-related businesses and the results of accelerated growth investments which began in the second half of 2005. In U.S. dollar terms, first-quarter revenue growth is expected to be approximately 8 percent.

First-quarter earnings are now expected to be in the range of $1.15 to $1.16 per share, versus prior guidance of $1.10 to $1.14 per share. Both ranges include an anticipated stock options cost of $0.02 per share.

3M will discuss complete first-quarter results and its outlook for the remainder of 2006 in a teleconference April 21, at 9 a.m. Eastern Time. This conference will be available via webcast at http://investor.3M.com.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) about the company’s financial results and estimates, business prospects, and products under development that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic conditions; (2) competitive conditions and customer preferences; (3) foreign currency exchange rates and fluctuations in those rates; (4) the timing and acceptance of new product offerings; (5) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (6) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (7) generating less productivity improvements than estimated; and (8) legal proceedings, including the outcome of and information derived from pending Congressional action concerning asbestos-related litigation and other significant developments that could occur in the legal proceedings described in the company’s Annual Report on Form 10-K for the year-ended Dec. 31, 2005 (the “Report”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in Part I, Item 1A, “Risk Factors”, in the Report. The information contained in this press release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information or future events or developments.

About 3M - A Global, Diversified Technology Company

Every day, 3M people find new ways to make amazing things happen. Wherever they are, whatever they do, the company’s customers know they can rely on 3M to help make their lives better. 3M’s brands include Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti. Serving customers in more than 200 countries around the world, the company’s 69,000 people use their expertise, technologies and global strength to lead in major markets including consumer and office; display and graphics; electronics and telecommunications; safety, security and protection services; health care; industrial and transportation.

Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti are trademarks of 3M.

Investor Contacts:

Mark Colin

(651) 733-8206

Bruce Jeremland

3M

(651) 733-1807

Media Contact:

Jacqueline Berry

3M

(651) 733-3611

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000